UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   December 20, 2011

GLOBAL CASINOS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

       1507 Pine Street, Boulder, CO  80302
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 449-2100

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 2.03:	CREATION OF A DIRECT FINANCIAL OBLIGATION
ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES AND USE OF PROCEEEDS.
ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBTS

ITEM 2.03 CREATION OF DIRECT FINANCIAL OBLIGATIONS

      Effective December 20, 2011, the Company completed the first closing of a private placement of securities, having sold an aggregate of $678,500 in Units.  The Company has authorized the sale of up to $800,000 in Units. Each Unit consisted of (i) an 8% Unsecured Convertible Note (the “Notes”) and (ii) one Class A Warrant (the “Warrant”) for every $1.00 in Note.  Each Warrant is exercisable for three years to purchase one additional share of common stock at an exercise price of $.50 per share.

      The Notes are unsecured and accrue interest at the rate of 8% per annum.  The principal amount of the Notes, together with all accrued and unpaid interest, are due and payable October 31, 2013.  The Notes are convertible into shares of common stock at a conversion price of $.50 per share.  In addition, for each $1.00 of Note converted, the holder will receive for no additional consideration (i) one share of Common Stock and (ii) two additional Class B Warrants.  Each Class B Warrant will be exercisable to purchase for three years an additional share of common stock at an exercise price of $.75 per share.

      A form of the Note and Warrant are filed herewith as Exhibits.

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES AND USE OF PROCEEEDS.

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by Global Casinos, Inc., a Utah corporation (the "Company"):

a.

Effective December 20, 2011, the Company completed the first closing of a private placement of securities, having sold an aggregate of $678,500 in Units.  Each Unit consisted of (i) an 8% Unsecured Convertible Note (the “Notes”) and (ii) one Class A Warrant (the “Warrant”) for every $1.00 in Note.  Each Warrant is exercisable for three years to purchase one additional share of common stock at an exercise price of $.50 per share.

The Notes are unsecured and accrue interest at the rate of 8% per annum.  The principal amount of the Notes, together with all accrued and unpaid interest, are due and payable October 31, 2013.  The Notes are convertible into shares of common stock at a conversion price of $.50 per share.  In addition, for each $1.00 of Note converted, the holder will receive for no additional consideration (i) one share of Common Stock and (ii) two additional Class B Warrants.  Each Class B Warrant will be exercisable to purchase for three years an additional share of common stock at an exercise price of $.75 per share.

b.

An aggregate of $678,500 of Units have been sold to twenty-five (25) persons, each of whom qualified as "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933 as amended (the "Securities Act").

c.

The Offering was undertaken through a registered broker-dealer that served as placement agent.  We paid the Placement Agent a fee equal to 5% of the price of the Securities and 10% Common Stock and Warrant coverage on all shares of common stock underlying the securities sold by the Placement Agent.

d.

The sale of the Securities was and will be undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Rule 506 of Regulation D thereunder.  All investors in the offering must qualify as "accredited investors" within the meaning of Rule 501(c) of Regulation D under the Securities Act of 1933, as amended.  In addition, the Securities, which must be for investment purposes and not for resale, will be subject to restrictions on transfer.  We did not and will not engage in any public advertising or general solicitation in connection with this transaction, and we will provide the investors in the Offering with disclosure of all aspects of our business, including providing the investors with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information.

e.

The conversion terms of the Notes are described in Item 3.02(a) above.

f.

The Company plans to use the proceeds raised in the Offering to provide working capital advances to its casinos, for general working capital and in accordance with that certain Reorganization Term Sheet dated September 26, 2011 describing a proposed split-off of the Company’s gaming interests in a leveraged management buy-out and simultaneously transition into becoming a Real Estate Investment Trust under the control of new management (the “Reorganization”).  As of the date of this Report, there exists no definitive agreement concerning the Reorganization and there can be no assurance when, if at all, the Reorganization will be consummated. Consummation of the Reorganization is subject to numerous material conditions, including the execution of a definitive agreement, approval of the board of directors and shareholders, approval of the Colorado Division of Gaming and other conditions customary in material reorganization transactions.

ITEM 9.01:      FINANCIAL STATEMENTS AND EXHIBITS

(a)	Exhibit

Item	Title

4.1	Form of 8% Unsecured Convertible Note
4.2	Form of Warrant

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Casinos, Inc (Registrant)

Dated: December 21, 2011	/s/Clifford L. Neuman_______ Clifford L. Neuman, President